                                                                   EXHIBIT 10.16

                                      LEASE

        THIS AGREEMENT, made and entered into on March 21, 2002, by and between DTS Commercial Interiors, Inc., a Florida corporation, hereinafter called Landlord, and Invisa, Inc., a Nevada corporation, hereinafter called Tenant;

                                   WITNESSETH:

        That for and in consideration of the mutual covenants hereinafter contained and the sums of money paid and hereinafter agreed to be paid by Tenant to Landlord and for other valuable considerations, Landlord does hereby demise and lease unto Tenant and Tenant does hereby hire and let from Landlord commencing April 1, 2002, the following described property situate in Sarasota County, Florida.

        The property located on Lots 16 and 17, Northgate Center Subdivision, Unit Number 4, as per plat thereof recorded in Plat Book 30, Pages 46 and 46A, Public Records of Sarasota County, Florida, together with all improvements thereon, which consist of one building with 12,860 square feet of which approximately 6,300 is warehouse space and 2,800 is first floor office space, and 3,760 is second floor office space ("Demised Premises").

        1. TERM AND RENT. The term of this Lease shall be for the period commencing on April 1, 2002 ("Commencement Date") and expiring March 31, 2004. Notwithstanding the foregoing, Tenant shall pay to Landlord base rental, subject to upward adjustment as set forth in Paragraph 2 below, in equal monthly installments of $8,100 each month, plus sales taxes, on the first day of each month in advance. Landlord does hereby acknowledge receipt of $8,100, plus sales taxes of $567 representing the rental for April 1 through April 30, 2002. Each monthly rent payment shall be payable at: 2034 Harvard Street, Sarasota, Florida 34237.

        2. INCREASED RENTAL. Commencing on the date one (1) year after the Commencement Date of this Lease ("Anniversary Date"), the rental hereunder shall be increased by the percentage, if any, of increase in the Consumer Price Index as of the Anniversary Date over that which existed on the commencement of the first year of the term of this Lease. Such increase shall be determined by Landlord who shall notify Tenant thereof. The increase shall be payable equally with the regular rental payments. "Consumer Price Index" shall mean the Consumer Price Index as now published by the U.S. Bureau of Labor Statistics under the caption: "United States City Average for Urban Wage Earners and Clerical Workers All Items", 1984 equals 100; or any revision or equivalent thereof hereafter published by that Bureau, or if there ceases to be any such publication, any substantially equivalent Price Index generally recognized as authoritative, designated by Landlord.

        3. SECURITY DEPOSIT. Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord a security deposit in the amount of $8,100 (the "Security Deposit"). The Security Deposit shall be Landlord's as security for the faithful performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such Security Deposit shall not be considered an advance payment of rent or a measure of Landlord's damage in case of a default by Tenant. The Security Deposit may be commingled with Landlord's funds without accounting therefor to Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such security deposit to the extent necessary to make good any arrearage of rent or other charges unpaid by Tenant and any other damages, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall promptly pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant upon termination of this Lease.

                In the event of sale or conveyance of the Demised Premises, such sale or conveyance shall be subject to this Lease and Landlord shall pay over the balance of such deposits and any advanced rent in its possession to the purchaser and Landlord shall thereupon be relieved from all liability with respect to same and Tenant shall look solely to the purchaser with respect thereto. Tenant agrees that from time to time upon no less than ten (10) days prior request by Landlord, Tenant will deliver a statement in writing certifying all of the following:

           a. That the Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications);

           b. The dates to which the rent and other charged have been paid;

           c. The annual rental rate then in effect;

           d. The Lease term;

           e. That all conditions to Tenant's possession of the Demised Premises and commencement of the Lease term have been satisfied, if true; and

           f. That Landlord is not in default under any provisions of this Lease, if true; and

           g. Any other information reasonably requested by Landlord.

              It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser or mortgagee of the Demised Premises.

        4. QUIET ENJOYMENT. Provided Tenant shall pay all rents as herein agreed and keep and perform all of the terms, covenants and conditions hereof, Tenant shall peaceably possess and quietly enjoy the Demised Premises without hindrance or interruption subject only to the terms hereof, reservations, restrictions and easements of record and applicable zoning and other governmental regulations.

        5. USE OF PREMISES. Tenant shall use the Demised Premises solely for the purpose of all actions, processes and services associated with developing, testing, production, manufacturing, marketing and sales of the Tenant's presence sensing products and Subtenant's sparkplug products, services and property and related uses, and no other use shall be made thereof without the prior express written consent of Landlord. Tenant shall make no immoral, offensive or illegal use of the Demised Premises or do anything thereon deemed extra hazardous or which would cause insurance rates to increase. Tenant shall abide by all reasonable directions and requirements of any insurance company insuring the Demised Premises and shall keep and abide by all laws, ordinances, rules and regulations of all governmental bodies and their respective regulatory agencies having any jurisdiction over the Demised Premises. Tenant shall not commit or suffer any waste in or about the Demised Premises.

        6. UTILITIES. Tenant shall be billed directly for and shall pay all charges for all electricity to the Demised Premises and water and sewer for the Demised Premises, including connection charges and deposits, if required. Tenant shall be responsible for garbage and trash collection for the Demised Premises. Tenant shall pay for all other utilities used or furnished to the Demised Premises at the request of Tenant during the term hereof.

        7. TENANT'S MAINTENANCE. Tenant shall maintain and be responsible to pay up to the first $500 in repairs and maintenance costs of items in the interior of the Demised Premises, including interior ceilings, walls, floors, plumbing, electrical and other fixtures, heating and air conditioning equipment, pipes, doors, windows and glass, and overhead doors ("Interior Items"). In each instance where a repair to or maintenance of an Interior Item is undertaken which was caused by defect or ordinary wear and tear (and not caused by the fault of the Tenant), the Landlord shall be responsible for the payment of all amounts in excess of $500 in each such instance. Tenant shall make no material alterations or structural changes to the improvements on the Demised Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall also be billed directly for and pay the regular maintenance fees charged by the Northgate Center Association (which are presently $83.59 per calendar quarter) and covering the term of this Lease, as it may be renewed. Landlord shall pay any special assessments levied on the Demised Premises by the Northgate Center Association. Upon the commencement of this Lease and the termination of this Lease, if it does not coincide with the Association's billing cycle, Tenant shall pay to Landlord its pro rata amount of the Association fees until the beginning of the next billing cycle, if at the beginning of the Lease term, and from the end of the last billing cycle to the date of termination, upon termination of the Lease.

        8. LANDLORD'S MAINTENANCE. In addition to Landlord's obligations under Paragraph 7 above, Landlord, at Landlord's sole expense, shall: maintain the exterior walls, roof, and foundation of the Demised Premises in good and substantial repair; maintain all landscaping located on the Demised Premises in a clean and sightly condition, and in good and substantial repair; and maintain all pavement, parking areas and driveways of the Demised Premises in a clean and sightly condition and in good and substantial repair.

        9. SIGNS. Tenant shall have the right to construct and place exterior signs at the Demised Premises as it deems appropriate; provided any such sign or signs comply with all rules, regulations, laws, statutes, ordinances and/or governmental authorities, and the rules of the Northgate subdivision and further, provided that any such sign or signs are erected and maintained so as to not cause damage to the Demised Premises.

        10. LIABILITY INSURANCE AND INDEMNIFICATION. Tenant agrees to indemnify the Landlord against any and all claims for personal injury or property damage caused by any defects in the Demised Premises which defects result from Tenant's failure to maintain the Demised Premises in accordance with the terms of this Lease. Tenant further agrees to indemnify and hold Landlord harmless against any and all claims for personal injury or property damage arising from the use or occupancy of the Demised Premises by Tenant provided such claims do not result from defects in the Demised Premises for which landlord is responsible. In addition to the foregoing, Tenant shall carry and pay for general liability insurance fully protecting and insuring Landlord and Tenant from and against any liability, claim, loss, damage or expense arising out of any of the foregoing with limits in an amount not less than $1,000,000 for injury to or death of any one person, $2,000,000 for injury to or death of any number of people arising out of any one occurrence and $250,000 for damage to property. Said liability insurance shall be carried in a solvent reputable insurance company authorized to do business in the State of Florida and approved by Landlord. Tenant shall furnish a certificate showing said insurance to be in full force and effect prior to taking possession.

        11. TAXES. Landlord shall pay all ad valorem and real estate taxes and assessments, regular or special, levied or assessed against the Demised Premises. Tenant will pay any sales tax on the aforesaid rental payments and will also pay all taxes and assessments now or hereafter levied against personal property owned by Tenant and located within or upon the Demised Premises.

        12. FIRE AND CASUALTY INSURANCE. Landlord shall keep the improvements situated on the Demised Premises insured against loss or damage by fire and extended coverage insurance. Landlord shall pay the premium for such insurance. If Tenant conducts any activity upon the Demised Premises which would cause the premium for such insurance to be increased, Tenant will be responsible to pay for the amount of increase.

        13. DESTRUCTION OF PREMISES. In the event of the total destruction of the improvements on the Demised Premises or such substantial partial destruction thereof by fire or otherwise as will cause the entire Demised Premises, in the reasonable determination of the Tenant, to be unfit for the aforesaid use, this Lease shall be terminated and the rights of all parties hereunder shall cease except such rights and liabilities as may have accrued to the time of such destruction. In the event of partial destruction of the Demised Premises by fire or otherwise and said partial destruction, in the reasonable determination of the Landlord, does not render the same unfit for the use aforesaid, the rent shall abate for that portion of the Demised Premises rendered untenantable. Such abatement in the rent shall continue only for such period of time as the portion of the Demised Premises is rendered untenantable. In the event of such partial destruction, Landlord shall restore the same within a reasonable period of time.

        14. WAIVER OF DEFAULT. No waiver of any breach of any of the terms, covenants and conditions hereof shall be taken or construed to be the waiver of any other or succeeding breach of the same or any other term, covenant or condition hereof.

        15. CORRECTIONS OF DEFAULTS. If Tenant defaults in any of the terms, covenants and conditions hereof, Landlord may perform the same or procure the performance thereof without waiving or affecting the option to terminate the term hereof or waiving said default or waiving any rights hereunder, and all payment or payments or expenditures (including reasonable attorney's fees as hereinafter provided) made by Landlord in so doing shall be charged to Tenant, shall become immediately due and payable and shall bear interest at the rate of 18% per annum from the date of disbursement by Landlord until paid by Tenant.

        16. IDENTITY OF INTEREST. The execution of this Lease or the performance of any of the terms hereof shall not be deemed or construed to have the effect of creating, between Landlord and Tenant, the relationship of principal and agent or of a partnership or of a joint venture and the relationship between the parties hereto shall always be and remain that of Landlord and Tenant.

        17. DEFAULT. In the event Tenant shall be in default in the payment of rent for more than three days (after notice of such default in writing, in accordance with Florida Statutes) or if Tenant shall continue in default in the observance or performance of any of the terms, covenants and conditions hereof after 15 days notice of such default in writing (via certified mail), Landlord, with legal process, may:

            a. Treat this Lease as terminated and resume possession of the Demised Premises and remove all persons and property from the Demised Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant; or

            b. Retake possession of the Demised Premises for the account of Tenant and relet the Demised Premises, or any part thereof, for such term or terms and at such rental and upon such other terms and conditions as the Landlord may deem advisable, in which event the rents received by the Landlord from reletting shall be applied first to the payment of such expense as Landlord may be put to in reentering, and then to the payment of the rent due and to become due under this Lease, the balance, if any shall be paid over to Tenant, who shall remain liable for any deficiency; or

            c. Stand by and do nothing and shall have the right to sue Tenant as each installment of rent matures, or accelerate the balance of installments due and sue on the same.

            No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless written notice of such intention be given to Tenant, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination Landlord may, at any time thereafter, elect to terminate this Lease for any breach, and in addition to any other remedies it may have, it may recover from Tenant all damages that it may incur by reason of such breach including the cost of recovering the Demised Premises.

            Any remedy that Landlord may pursue, as described in Subsections a, b, and c above, shall be subject to and taken in accordance with the applicable requirements and provisions of Chapter 83 of the Florida Statutes.

            In the event Tenant defaults or breaches any of the terms, conditions or promises of Tenant herein contained, and Landlord is put to the necessity of employing an attorney in order to collect any sum or sums of money which may be due by reason of such default, or otherwise take such steps or legal action as may be necessary to enforce such terms, conditions or promises, then Tenant agrees to pay a reasonable attorney's fee, paralegal, legal assistant and similar fees and court costs and expenses in connection therewith whether for negotiation, trial, appeal or bankruptcy representation.

        18. ADDITIONAL EVENTS OF DEFAULT. If Tenant shall make any assignment for the benefit of creditors, file a petition in bankruptcy or be adjudged bankrupt after filing of an involuntary petition, take or receive the advantage or benefit of any insolvency or bankruptcy act, enter into an agreement of composition with creditors, or if a receiver shall be appointed to take control of the business of Tenant, same shall constitute a default hereunder and Landlord may, at Landlord's option, by giving 15 days written notice to Tenant, pursue Landlord's remedies set forth in Paragraph 17 above.

        19. ACCESS TO PREMISES BY LANDLORD. The Landlord or any of
Landlord's agents shall have access to the Demised Premises and all parts thereof during normal business hours with at least 24 hours advance notice (which may be telephone, facsimile, or in writing) for the purpose of examining same and to make such repairs as Landlord deems advisable.

        20. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

If to Landlord:   DTS Commercial Interiors, Inc.        With copy to: SABA & KING
                  2034 Harvard Street                                 Attorneys at Law
                  Sarasota, Florida 34237                             2033 Main Street, Suite 303
                                                                      Sarasota, Florida 34237

If to Tenant:     Invisa, Inc.                          With copy to: Bill Dolan, Esquire
                  4420 Independence Court                             416 Burns Court
                  Sarasota, Florida 34234                             Sarasota, Florida 34236

        21. CONDEMNATION. In the event that any portion of the Demised Premises or all of the Demised Premises are taken under condemnation proceedings, or by sale under threat of condemnation, Tenant shall have no right to any portion of the condemnation award. This does not preclude the Tenant from the right to recover for business damages and relocation expenses if any, to which it may be entitled under applicable law. If the portion of the Demised Premises taken is such that Tenant, in Tenant's determination, is not materially affected in the conduct of Tenant's business, then this Lease shall continue in full force and effect with no abatement of rentals to be paid hereunder as though such property was not taken. If, on the other hand, the taking of a portion of the Demised Premises is such as to, in the determination of Tenant, materially affect the conduct of Tenant's business, then and in that event, Tenant shall have the right to an equitable abatement of rent hereunder. If Landlord and Tenant cannot agree on an equitable rental reduction, then the same shall be referred to a panel of three (3) arbitrators, one of which is appointed by each party, and the third appointed by the first two arbitrators, who shall meet within ten (10) days of appointment and then and there determine a fair reduced rental, both parties covenanting and agreeing to be bound by the arbitration decision. In the event that the portion or amount of property taken by condemnation or by sale under threat of condemnation is such as to preclude Tenant, in Tenant's determination, from effectively conducting Tenant's business, then Tenant shall have the right to cancel and terminate this Lease which said right shall be exercised, if at all, by Tenant so notifying Landlord within fifteen (15) days after the taking or conveyance of the property.

        22. SUBORDINATION. Tenant agrees that this Lease shall be subject and subordinate to any mortgage now a lien upon the aforesaid Demised Premises or any future mortgage executed by Landlord intended to become a mortgage lien against the Demised Premises. Tenant further agrees that upon the request of Landlord, it will promptly execute such documents as may be requested in order to subordinate this Lease to the lien of any present or future mortgage, irrespective of the time of execution or time of recording of any such mortgage or mortgages, provided that the holder of any such mortgage shall enter into an agreement with Tenant, in recordable form, that in the event of foreclosure or other right asserted under the mortgage by the holder or any assignee thereof, this Lease and the rights of Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this Lease. Tenant agrees that if requested by the holder of any such mortgage it will be a party to said agreement and will agree in substance that if the mortgagee or any assignee of said mortgage shall succeed to the interest of Landlord in this Lease, it will recognize said mortgagee or assignee as its Landlord under the terms of this Lease. Tenant agrees that it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and any modification, consolidation, extension, renewal, replacement or substitution thereof.

        23. PARKING. Tenant shall not obstruct, or permit to be obstructed, the driveway furnishing access to the Demised Premises.

        24. REMOVAL OF IMPROVEMENTS BY TENANT. Upon the termination of this Lease, provided that Tenant is not then in default under the terms hereof, Tenant may remove any and all manufacturing equipment, furniture and furnishings which may have been furnished and installed by Tenant, provided that Tenant at its expense repairs any damage resulting from such removal so as to restore the damaged portion of the Demised Premises to the condition existing prior to the installation and removal thereof. All other improvements made to the Demised Premises by the Tenant and all fixtures of whatsoever kind and nature as shall be fastened to the Demised Premises by the Tenant, not hereinabove specifically enumerated, shall be deemed to become a part of the Demised Premises herein described upon the termination of this Lease and shall not be removed by the Tenant. Tenant further agrees that upon the termination of this Lease or any extension hereof, either by the expiration of its term or otherwise, Tenant will quit the possession thereof and leave the Demised Premises in good, usable condition, equal at least to the same condition as existing at the commencement of the term of this Lease, reasonable wear and tear excepted and "broom clean".

        25. CONSTRUCTION OF IMPROVEMENTS. Landlord shall make the following repairs and improvements, on or before April 1, 2002, to the Demised Premises, and shall be responsible to pay the contractor therefor:

            a. Repair damaged areas of the walls throughout the second floor office areas.

            b. Paint the walls in the second floor office areas with the type of paint and color to be selected by Tenant.

            c. Install new carpet throughout the second floor office space areas of the type and color selected by Tenant and of reasonable grade for similar offices.

            d. Put in "broom clean" condition.

        26. OPTION TO RENEW. Tenant shall have the option to renew this Lease for an additional one-year period i.e., from April 1, 2004 to March 31, 2005 ("Renewal Term"). The rent for the Renewal Term shall be increased by the percentage, if any, of increase in the Consumers Price Index as of April 1, 2004 over that which existed on the commencement of the first year of the term of this Lease, and in all other respects, the terms and conditions of this Lease shall remain unchanged and shall be the terms and condition of this Lease during the Renewal Term. If the Tenant is to exercise this option to renew, it must do so by delivering written notice to the Landlord no later than 90 days prior to the end of the term of this Lease.

        27. ASSIGNMENT AND SUBLETTING. Except as stated in Paragraph 31(h) below, no provisions of this Lease may be assigned in whole or in part without Landlord's prior written consent and such consent shall not be unreasonably withheld; provided that Assignee demonstrates equal or greater financial strength than Tenant and Tenant remains obligated under the terms of this Lease. The Demised Premises or portions thereof may be sublet with prior written consent of Landlord which shall not be unreasonably withheld, and Landlord hereby grants Tenant permission to sublet a portion of the Demised Premises as Tenant deems appropriate to FlashPoint International, Inc. for its use of the sublet portion for developing, testing (including testing on an engine dynamometer), production, manufacturing, marketing and sales of sparkplugs.

        28. PARAGRAPH TITLES. Paragraph titles used herein are solely for convenience and are not to be used in interpreting particular provisions hereof.

        29. MISCELLANEOUS PROVISIONS AND DEFINITIONS. All of the terms and provisions hereof shall be binding upon and the benefits inure to the parties hereto and their respective heirs, devisees, personal representatives, successors and assigns. The term "Tenant" and "Landlord" shall include all parties so designated herein, their respective heirs, devisees, personal representatives, successors and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders. This Lease and all instruments or documents relating to same and all references herein shall be construed under Florida law. The venue of any action or suit brought in connection herewith shall be in the Country wherein the Demised Premises are situate. Time is of the essence hereof.

        30. REQUIRED DISCLOSURE. Florida law requires the following notification to be included in this Agreement:

            Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and slate guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

        31. OPTION TO PURCHASE. For and in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord upon the execution hereof as option money, Landlord does hereby grant to Tenant an option to buy upon the hereinafter contained terms and conditions, as long as Tenant is not in default hereunder, and for the period set forth in Paragraph a below, Landlord's land and improvements located on Lots 16 and 17, Northgate Center Subdivision, Unit 4 Sarasota County, Florida.

            a. Exercise of Option. This option shall be exercised, if at all, by notice in writing to Landlord, delivered to: 2034 Harvard Street, Sarasota, Florida 34237, mailed postage prepaid and postmarked, or delivered personally to Landlord before 12:00 Midnight, March 31, 2004. If not exercised within said time, and in the manner required hereby, then this option shall thereupon terminate and be of no further force or effect. In the event this option is properly exercised, then Landlord agrees to sell and Tenant agrees to buy upon the hereinafter contained terms and conditions the aforedescribed property.

            b. The purchase price of the property shall be $698,000.00, if closed during the first year of the Lease Term. The purchase price of the Property shall be $750,000 if closed during the second year of the Lease Term.

            c. Terms. The total purchase price shall be payable as follows:

               i. $10,000.00 by cashier's check which must accompany the aforesaid exercise of the option for said exercise to be valid and effectual.

               ii. Balance in cash at closing, subject to prorations hereinafter set forth.

            d. Closing. If there are no defects in title, closing shall be held thirty (30) days after exercise of option at 10:00 o'clock, a.m. at the offices of the Tenant's attorney in Sarasota County, Florida. At closing, upon receipt of the aforesaid sums, Landlord shall execute and deliver to Tenant a sufficient and recordable warranty deed conveying a good marketable record fee simple title in and to the above described property subject only to zoning regulations and taxes for the current year and easements, reservations and restrictions of record. Landlord shall pay for required documentary stamps and surtax on said deed. Possession shall be given to Tenant on the date of closing. Risk of loss shall remain with Landlord until closing. Taxes shall be prorated as of the date of closing.

            e. Defaults. If Landlord fails to perform any of the covenants hereof, Tenant may, at Tenant's option, elect to have specific performance.
If Tenant fails to perform, Landlord may keep the $10,000 which accompanies the exercise of the option as liquidated damages.

            f. Survey. Within ten (10) days from exercise of the option, Tenant, at Tenant's expense, may obtain a survey of said property. If such survey shows any violation of restrictions or governmental zoning regulations (including Northgate Center Association's restrictions and regulations), or if any improvements, are constructed over any easements, or if the improvements are not entirely within the above described property, or if there are any encroachments or overlaps, the same shall be deemed a defect in title.

            g. Title insurance. Within 10 days from exercise of the option, Tenant shall, at Tenant's expense, obtain a title insurance binder written on Attorney's Title Insurance Fund agreeing to issue to Tenant, upon recording of the deed and other documents required hereunder, an owner's title insurance policy in the full amount of the purchase price. Said policy shall insure Tenant's title to the real estate herein described without exception or qualification other than the standard exceptions of such title insurance company and those matters set forth herein. Tenant shall have ten (10) days from receipt of said binder to examine said binder and shall notify Landlord within said time of any defect in title or exceptions in said binder not herein agreed to by Tenant. Upon receipt of such notice, Landlord shall have a reasonable period of time, not to exceed ninety
(90) days, to remove or correct same and shall use diligence in removing or correcting same, including the bringing of lawsuits, and this sale shall be closed within ten (10) days after receipt by Tenant of a title insurance binder omitting the exceptions to which buyer has objected. If Landlord does not or cannot correct such matters after a good faith diligent effort to do so, Tenant may, at Tenant's option, elect to take title as is or terminate this Agreement and Landlord shall refund the $10,000 option exercise payment.

            h. Assignment. Landlord acknowledges and agrees that Tenant may assign his option to purchase to Tenant's subtenant, FlashPoint, Inc. If the option is timely exercised, upon closing of the purchase, the remainder of the Lease is terminated.

            i. Environmental Covenants, Representations and Warranties. The provision of Paragraph 32 of the Lease are hereby made applicable to the terms of this option to purchase and are hereby adapted to be environmental covenants, representations and warranties of the Landlord as Seller and the Tenant as Purchaser with respect to and as part of the sale of the Property pursuant to this option to purchase, and shall survive the closing of the purchase of the Property.

            j. Closing Costs. Landlord shall pay documentary stamps on the deed and Landlord's Attorneys' fees. Tenant shall pay all other closing costs.

        32. ENVIRONMENTAL COVENANTS, REPRESENTATIONS AND WARRANTIES.

            a. Landlord represents to Tenant that to the best of its knowledge and belief there are no underground petroleum storage tanks, pumps, or associated piping upon or under the Demised Premises, nor is there Hazardous Material (as hereinafter defined) upon or under the Demised Premises.

            b. Landlord represents to Tenant that to the best of its knowledge and belief there is no currently existing claim or potential claim outstanding with respect to the presence of any Hazardous Material (as hereinafter defined) on or under the Demised Premises pursuant to any Environmental Law (as hereinafter defined). Landlord shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Demised Premises by Landlord, its agents, employees, contractors or invitees, without complying with the requirements of all applicable federal, state and local laws, ordinances, regulations or rules pertaining to the transportation, storage, use and disposal of such Hazardous Material(s), including, but not limited to, obtaining all necessary and proper permits required by such laws, ordinances, regulations, or rules. If Landlord's representations and warranties set forth herein are untrue, or if Landlord breaches the representations and warranties set forth herein or the obligations stated in the preceding sentence or if contamination of the Demised Premises by a Hazardous Material occurs



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



and such contamination is not the result of the action or omission of Tenant or Tenant's employees, agents, invitees or independent contractors, the Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultation fees and expert fees) which arise during or after the Lease term as a result of such untruth, breaches or contamination. This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation or site work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Demised Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

            c. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Demises Premises by Tenant, its agents, employees, contractors or invitees, without complying with the requirements of all applicable federal, state and local laws, ordinances, regulations or rules pertaining to the transportation, storage, sue and disposal of such Hazardous Material(s), including, but not limited to, obtaining all necessary and proper permits required by such laws, ordinances, regulations or rules. If Tenant breaches the representations and warranties set forth herein or the obligations stated in the preceding sentence or if contamination of the Demised Premises by a Hazardous Material occurs and such contamination is not the result of the action or omission of Landlord or Landlord's employees, agents, invitees or independent contractors, the Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultation fees and expert fees) which arise during or after the Lease term as a result of such untruth, breaches or contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation or site work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Demised Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

            d. As used in subparagraph (b) and (c):

               (i) The term "Environmental Law" means and includes without limitation, any federal, state or local law, statute, regulation or ordinance pertaining to health, industrial hygiene or the environmental conditions or, under or about the Demised Premises, including, without limitation, each of the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Federal Water Pollution Control Act, as amended; and the rules, regulations and ordinances of the U.S. Environmental Protection Agency, the State of Florida and the County of Sarasota and of all other agencies, boards, commissions and other governmental bodies and officers having jurisdiction over the Demised Premises or the property on which the Demised Premises are located or the use or operation thereof, and

               (ii) The term "Hazardous Material" means and includes, without limitation:




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



               (A) those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste", in any of the Environmental Laws.

               (B) those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 CFR 172 101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto);

               (C) those other substances, materials and wastes which are or become regulated under any applicable federal, state or local law, regulation or ordinance or by any federal, state or local governmental agency, board, commission or other governmental body, or which are or become classified as hazardous or toxic by any such law, regulation or ordinance, and

               (D) any material, waste or substance which is any of the following: (1) asbestos, (2) polychlorinated biphenyls, (3) designated or listed as a "hazardous substance" pursuant to Section 311 or Section 307 of the Clean Water Act (33 U.S.C. Sections 1251 et seq.), (4) explosive, or (5) radioactive.

        IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year first above written.


Signed, sealed and delivered
in the presence of:                         DTS Commercial Interiors, Inc.
                                            a Florida corporation


/s/                                         By: /s/
--------------------------------                --------------------------------
/s/
--------------------------------



                                             Invisa, Inc., a Nevada corporation

/s/                                          By: /s/
--------------------------------                 -------------------------------
/s/
--------------------------------




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